UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 19, 2013

LIFE STEM GENETICS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-183814	80-0832746
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

433 North Camden Drive, Suite 400, Beverly Hills, CA 90210
(Address of principal executive offices)

(310) 279-5234
(Registrant’s telephone number, including area code)
1504 Bay Road, Suite 924, Miami FL 33139
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

•	our ability to keep up with rapidly changing technologies and evolving industry standards;

•	our ability to source our needs for skilled employees;

•	the loss of key members of our senior management; and

•	uncertainties with respect to the legal and regulatory environment surrounding our technologies.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, the terms “LSG Nevada”, “our company”, “we”, “us” and “our” refer to Life Stem Genetics Inc. (formerly “Miami Days Corp.”), a Nevada company.  “LSG South Dakota” refers to Life Stem Genetics, Inc., a South Dakota company, which has become our wholly-owned subsidiary upon the closing of the transactions discussed below.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reverse Acquisition

On August 30, 2013, we entered into a share exchange agreement with LSG South Dakota and its shareholders.  Pursuant to the terms of the share exchange agreement, we agreed to acquire all 1,100,000 issued and outstanding shares of LSG South Dakota’s common stock in exchange for the issuance by our company of an aggregate of 26,422,500 (post-split) shares of our common stock to the three shareholders of LSG South Dakota.

Further, pursuant to the share exchange agreement, we are required to provide a financing of an aggregate of $500,000, which is to close no later than 60 days from the close of the share exchange and on mutually agreeable terms.

On September 19, 2013, we entered into an amending agreement with LSG South Dakota and its shareholders.  Pursuant to the terms of the amending agreement, we mutually agreed to extend the date of closing of the share exchange agreement.

On September 20, 2013, we closed the share exchange by issuing the required 26,422,500 (post-split) common shares to the LSG South Dakota shareholders.  Concurrently, and as a condition to closing the share exchange agreement, we cancelled 52,000,000 shares of our common stock that were issued and outstanding.  As a result of these transactions, we have 44,037,500 issued and outstanding common shares at the time of this report.

Further, pursuant to the share exchange agreement, our company is required to provide a financing of $500,000 that shall close no later than 60 days from the closing date and on mutually agreeable terms by the parties.

The reverse acquisition was accounted for as a recapitalization effected by a share exchange, wherein LSG South Dakota is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on September 20, 2013, we acquired LSG South Dakota in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of LSG South Dakota.  That information relating to periods prior to the date of the reverse acquisition only relate to our company, unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated in the State of Nevada on July 5, 2012. Our company was involved in the business of production and sale of fast food. The objective of our company was to establish a market in the Balkan region, particularly in the country of Serbia. We intended to provide the community with authentic and traditional Serbian fast food. We planned to generate revenue by selling traditional Serbian fast food cuisine from a chain of fast food outlets. Our company had a contract with Slavko Didic to rent a property in order to conduct our business at Save Jovsica 9e, Zvezdara 11000, Belgrade, Serbia.

Unfortunately, we were not able to implement our business plan and consequently our management began considering alternative strategies, such as business combinations or acquisitions to create value for our shareholders.

Effective August 26, 2013, Bojan Didic resigned as President of our company and Gloria Simov was appointed a director, president and chief executive officer of our company.  Our board of directors now consists of Bojan Didic and Gloria Simov.

On August 29, 2013, our company has signed a letter of intent with LSG South Dakota that, if the intent of the letter of intent is carried out, would result in our company acquiring 100% of the outstanding shares of LSG South Dakota and in exchange the LSG South Dakota shareholders will receive restricted shares of our company. In addition, after the proposed share exchange our company will provide financing to LSG South Dakota sufficient to carry out its business objectives.

On August 30, 2013, our company has entered into a share exchange agreement with LSG South Dakota and the  shareholders  of LSG South Dakota that  will  result  in the  company acquiring  100%  of the  outstanding  shares  of LSG South Dakota  and in  exchange  the  LSG South Dakota shareholders  will  receive  restricted  shares of our company.  Pursuant to the terms of the share exchange agreement, we agreed to acquire all 1,100,000 issued and outstanding shares of LSG South Dakota’s common stock in exchange for the issuance by our company of 26,422,500 shares of our common stock to the shareholders of LSG South Dakota.  The restricted shares to be issued to the LSG South Dakota shareholders will represent 60% of then issued shares of our company at the closing of agreement and related transactions.

Further, pursuant to the share exchange agreement, we are required to provide a financing of an aggregate of $500,000, which is to close no later than 60 days from the close of the share exchange and on mutually agreeable terms. The financing is to be used for advancement of our business objectives.

Gloria Simov, an officer and director of our company is also an officer and director of LSG South Dakota. Ms. Simov is also a major shareholder of LSG South Dakota.

LSG South Dakota is a State of South Dakota corporation engaged in the business of providing stem cell therapy treatments.

On September 16, 2013, our board of directors and a majority of our shareholders approved a change of name of our company from “Miami Days Corp.” to “Life Stem Genetics Inc.”.

In addition to the name change, our board of directors and a majority of our shareholders approved a 13 new for one (1) old forward split of our issued and outstanding shares of common stock and an increase to our authorized capital.  Once effected, our issued and outstanding common stock would increase from 5,355,000 to 69,615,000 shares and our authorized capital will increase from 75,000,000 shares of common stock to 250,000,000 shares of common stock, all with a par value of $0.001.

A Certificate of Amendment to effect the change of name and increase to authorized capital was filed and became effective with the Nevada Secretary of State on September 18, 2013.

Our name change and stock split have been reviewed by the Financial Industry Regulatory Authority (“FINRA”) and was approved with an effective date of September 20, 2013.

The forward split and name change was effective with the Over-the-Counter Bulletin Board at the opening of trading on September 20, 2013 under the symbol “MIDYD”.  The “D” will be placed on our ticker symbol for 20 business days and our ticker symbol will change to “LIFS”.   Our new CUSIP number is 53217Y 103.

On September 19, 2013, we entered into an amending agreement with LSG South Dakota and its shareholders.  Pursuant to the terms of the amending agreement, we mutually agreed to extend the date of closing of the share exchange agreement.

On September 20, 2013, we closed the share exchange by issuing the required 26,422,500 common shares to the shareholders of LSG South Dakota.  As a result of the share exchange, LSG South Dakota is now the wholly-owned subsidiary of our company.  Concurrently, and as a condition to closing the share exchange agreement, we cancelled 52,000,000 shares of our common stock.

As a result of the closing of the share exchange agreement with LSG South Dakota, LSG South Dakota has become our wholly-owned subsidiary and we now carry on business in the state of California. Our company is in the development stage and has generated only nominal/insignificant revenues.

Our principal executive office is located at 433 North Camden Drive, Suite 400, Beverly Hills, CA 90210. Our phone number is (310) 279-5234.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (“JOBS”) Act.

We shall continue to be deemed an emerging growth company until the earliest of

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected not to opt out of the extended transition period for complying with any new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

Business Overview

Our new business is to establish a series of stem cell therapy based clinics around the world.  The first three locations are planned for (1) Las Vegas, Nevada, (2) Newport Beach, California and (3) for Hong Kong.  The business goal is to have 20 locations established internationally within five years.  Each facility will be set up in a spa like atmosphere and offer a variety of treatments.

Las Vegas, Nevada

A location is planned for Las Vegas, Nevada.  Las Vegas is an ideal location due to the high influx of wealthy individuals and is a growing healthcare vacation destination – for those both within the United States and from Canada

Newport Beach, California

A location is planned for Newport Beach.  More than a quarter of households there have an income greater than $200,000, and the median value for homes is approximately $1 million.  Newport Beach was rated the top wealth center among U.S. communities in 2010 by the business news website Portfolio.com.

China

Health-care spending in China is forecast to almost triple to $1 trillion annually by 2020 driven by an aging population and government efforts to broaden insurance coverage, according to a McKinsey & Co. report.

China will spend more on drugs, medical devices and hospital treatments as it lifts spending to 7 percent of gross domestic product, from 5.5 percent, or $350 billion, in 2010, McKinsey said yesterday. This will make it the biggest market globally by 2020 after the U.S., which in 2009 spent $2.5 trillion, or 17.6 percent of its GDP, on health care, said the consulting company.

China’s government raised its own spending on health care to 737.9 billion yuan ($116 billion) in 2011, up from 359.4 billion yuan in 2008.

A third location is planned for in Hong Kong.

Our stem cell therapy approach is based on proprietary technology using a powerful combination of procedures and nutrient rich supplements. We will administer intravenous therapy as well as joint injections conducted by our future guest MD’s and surgeons. This regenerative procedure has been exclusively developed and tested to promote spinal, joint, organ health and longevity by using the patient’s own platelet rich blood cells and adult stem cells. Each of our centers will offer banking services for maintenance programs, offer alternative cancer therapy as well as diagnostics. Our procedure helps regenerate and maintain a healthy quality lifestyle with the possibility of returning back to normal activities of daily living.

Stem cell therapies have a huge potential to help treat diseases or conditions for which few treatment options are available.

Key treatments include:

Category	Treatment areas

Orthopaedics	injuries, ligaments, soft tissue, joints, pain
Plastic Surgery	regeneration of collagen and capillaries, rejuvenation, breast augmentation, facelifts
Age Management and Longevity	skin care, anti-aging
Urology	erectile dysfunction
Other	Cardiology, Cancer, Parkinson’s, Alzheimer’s, ALS, MS, Stroke, Auto Immune, COPD, Diabetes, Arthritis, Dentistry, and Veterinary applications

Stem cell-based therapies offer the promise of revolutionising medicine and provide new ways to treat previously untreatable diseases and ailments, from diabetes to Parkinson’s disease, eye disorders or spinal cord injury.   We are positioning ourselves in the market to take advantage of existing and emerging applications.

Mission

To create a solid comprehensive approach to the treatment and maintenance of  diseases and break free from the medical insurance world by tapping into the private-pay sector delivering exceptional healthcare free from the medical insurance maze.

Service

Adult stem cells derived from the patient’s own body are used in a simple procedure that is completed within four hours. Fat is extracted from the patient’s abdomen, the stem cells are isolated and returned through a simple intravenous drip.  The treatments that will be offered include:

•	Degenerative conditions;

•	Cancer treatments;

•	Weight Loss;

•	Anti-Aging Stem Cell Therapy;

•	Anti-Viral Therapy; and

•	Adistem stem cell treatments for orthopedics, neurological, lung diseases.

Facility

Each facility will be approximately 1000 sq. Feet in size and will be designed to enhance the patient experience.

All procedures will be conducted in house by fully trained stem cell technicians and physicians.

Our Service Provider

We are positioning our company as the premier source of adult stem cell and platelet rich plasma therapies and treatments. Our stem cell specialists have treated the biggest stars in PGA golf, NFL football, NBA basketball, and Major League baseball, as well as a recent Presidential candidate.

Our stem cell specialists have many years of experience having performed over a thousand treatments.   We only perform our proprietary procedures with licensed physicians. With affiliate doctor’s/clinics we can achieve a 60%-70% split of the patient’s procedural fee.

Start-up costs for a clinic to offer stem cell treatments are $5,000 for training, and $4,500 for medical equipment, which includes the centrifuge, and the Adilight 1. If necessary, the equipment can either be leased through LSG, or supplied by LSG at a monthly fee. The start up costs would be covered within the first two stem cell treatments performed.  A stem cell clinic with four beds, operating at 50% capacity would generate more than $15 million a year in revenue. We have additional value added revenue driven products and services to offer patients such as Quality Nutraceutical and Medical supplements, IV Nutritional cocktails, Stem Cell Banking for future use and Hyperbaric Oxygen Therapy.

We have 60 affiliate clinics tenatively ready to begin offering LSG and ASC treatments.  Half of these have been confirmed by written letter of intent, and the remainder are based on verbal understandings and serious inquiries.

About Stem Cells

Adipose tissue, commonly referred to as fat, is the human body’s richest known source of adult stem cells. Adult stem cells are found in all organs of the body but the adipose tissue by far holds the most healing potential.

Scientific research has found that a sample of peripheral blood contains about 10,000 stem cells, bone marrow contains about 50,000 adult stem cells and of those only 25 to 50% are mesenchymal stem cells; on the other hand, adipose tissue yields an incredible 10-60 million stem cells per sample and 95% of them are mesenchymal stem cells, capable of differentiating into various cell types that repair the body.

Mesenchymal stromal stem cells appear to be one of the body’s ablest tools for self-repair.  Stem cells are in many respects the foundation of all that humans are and become. After a baby is born and begins growing, stem cells play a role in not just the generation of new and replacement cells and tissues, but also in healing and repair. Whenever a body part or tissue becomes diseased or is injured, it sends out chemical signals that attract stem cells that reside in other tissues, especially the bone marrow.

This interplay between signals and mobilization of stem cells usually works well early in life, but can falter with age. Also, acute and chronic illnesses and diseases can tax stem cell reserves. Many experts feel this situation can be addressed by either using drugs that mobilize stem cells, or by harvesting a patient’s own stem cells and giving them back, which is autologous transplant, or both.

Adult stem cells, undifferentiated and adaptable, are able to change into the cells of countless organs and structures within the human body. Many therapies use stem cells as they can restore damaged structures and rejuvenate failing cells very effectively. They do this through cell division, a process in which they multiply indefinitely. Stem cell science has seen considerable advancements in the last few years with many new developments and discoveries being made.

Harvesting stem cells from adult patients and then re-injecting them into the same patient (autologous stem cell use) has been a routine therapy in U.S. medicine for decades. More recently, as stem cell research has developed, the precise method of harvesting, processing and then re-injecting into patients has changed and improved. Roughly 1 million patients have been treated with their own stem cells since the mid-1980s in the United States.

Stem cell treatments are a type of intervention strategy that introduces new adult stem cells into damaged tissue in order to treat disease or injury. Many medical researchers believe that stem cell treatments have the potential to change the face of human disease and alleviate suffering. The ability of stem cells to self-renew and give rise to subsequent generations with variable degrees of differentiation capacities, offers significant potential for generation of tissues that can potentially replace diseased and damaged areas in the body, with minimal risk of rejection and side effects.

Markets and Market Penetration

The industry will make an estimated $73.5 billion dollars. Currently, the top four areas that are being treated by ASCs are neurological disorders, cancer, orthopedic, and dermatology. In 2007, the world stem cell industry for therapeutical procedures made roughly $32 billion.

Therapeutic Area	Market Size in 2002	Market Size in 2007	Market Size in 2012

Bone and Joint Disorders	$2.3 billion	$3.5 billion	$6.8 billion
Cancer	$1.8 billion	$3.2 billion	$7.5 billion
Cardiovascular disorders	$1.2 billion	$2.8 billion	$4.9 billion
Diabetes Mellitus	$1.2 billion	$2.2 billion	$5.3 billion
Hematological Disorders	$1.7 billion	$2.9 billion	$5.9 billion
Liver Disorders	$1.1 billion	$1.8 billion	$1.4 billion
Nuerological Disorders	$3.3 billion	$8.1 billion	$19.8 billion
Skin and Wound Care	$1 billion	$1.7 billion	$3.5 billion
Urinary Incontinence	$500 million	$1 billion	$2.3 billion
Rest of conditions	$3.6 billion	$4.8	$15.1 billion
Total	$17.7 billion	$32 Billion	$73.5 billion

Range of Procedures:

Category	Treatments

Cancer treatments	Immunotherapy exosomes Peptides IPT (inhibits platelet count)

Weight Loss/Obesity	Myostatin inhibitor

Anti-aging	iGF-1 HGH Stem Cells Myostatin inhibitor Hormone testing Food allergy/ sensitivity-testing & treatment Neurotransmitter-testing and treatments Detoxification treatments

Anti-Viral	HIV Hepatitis Herpes

Cosmetics	Liposculpture Fat injections Breast Augmentations Facial Cosmetics Hair growth Peptides

Other Treatments
Adistem stem cell treatments (Orthopedic, Neurological, and lung diseases)
Spine, Shoulders, Knees, Elbows, Wrist, & Hand, ArthriticJointsHip/Pelvis/SI joints lower Leg, Ankle & Foot,
Medical grade supplements
IV Nutritional cocktails

Financial Forecast

Each clinic is forecasted to generate up to $30 million annually, operating at maximum capacity.   Our goal is to have more than 140 affiliate and corporate locations operating within five years.

Revenue is based on two revenue channels – training fees and recurring revenue from procedures.  Training fees are assumed to be $5,000 per doctor.  Affiliate recurring revenues is based on an average of each doctor performing 4 procedures per month and generating an average of $10,000 per procedure.  It is assumed that corporately owned locations will conduct 4.5 treatments per day, 20 days per month.

	Affiliate Locations	Corporate Locations

Training fee revenue (one time)	$5,000	N/A
Revenue per Procedure	$10,000	$10,000
Average Procedures/ month	4	90

The projected number of affiliate locations performing the procedures is estimated as follows:

It is assumed that there will be four corporately owned locations – one opening each year beginning in year 2.

Total resulting revenue projections are as follows:

	Year 1	Year 2	Year 3	Year 4	Year 5

Affiliate Training Revenue	$300,000	$120,000	$120,000	$120,000	$120,000
Affiliate Recurring Revenue	$11,000,000	$33,000,000	$44,640,000	$56,160,000	$67,680,000
Total Corporate Revenue	$0	$10,800,000	$21,600,000	$32,400,000	$43,200,000
Total	$11,300,000	$43,920,000	$66,360,000	$88,680,000	$111,000,000

Product Marketing and Communications

Material Agreements

On March 13, 2013, LSG South Dakota entered in a facilitation agreement with Prince Marketing Group Limited (“Prince”). Pursuant to this agreement, Prince arranged a consulting agreement between us and a prominent stem cell therapist to act as a consultant of LSG South Dakota and assisted with organizing the business structure of Life Stem South Dakota.  As compensation to Prince for arranging the consulting agreement, LSG South Dakota agreed to issue 100,000 common shares of LSG South Dakota at a deemed price of $0.10 per share and pay 3% of the gross revenue we receive from providing and performing stem cell therapy.

The consulting agreement, referred to in the above in the facilitation agreement with Prince, was entered into on December 18, 2012 with James Vanden Bosch (later amended by agreements on February 8, 2013 and September 10, 2013).  Under this consulting agreement, Mr. Bosch is to train one or more clinical therapists, assist with setting up our clinics, attend speaking engagements on behalf of us and advise us.  The term of the agreement will be for one year from December 1, 2013 (as amended) and we will compensation Mr. Bosch by paying him $5,000 as a signing bonus and $5,000 per month for the term of the agreement.

On January 1, 2013, LSG South Dakota entered into an implementation and management agreement with Lexington Management Inc. (“Lexington”).  Pursuant to this agreement, Lexington is to oversee management, administrative and implementations services to LSG South Dakota, such duties will include arranging and monitoring legal and accounting services, developing public relation campaigns and arranging financing.  As compensation to Lexington for its service, LSG South Dakota agreed to pay Lexington $20,000 per month and a management fee of 15% of all revenue generated from the stem cell therapy program.

Intellectual Property

We have not registered for the protection of any rights under trademark, patent, or copyright in any jurisdiction.

Our internet site is located at www.lifestemgenetics.com.

Copyright

We own the common law copyright in the contents of our website www.lifestemgenetics.com.

Trademarks

We own the common law trademark rights in our corporate name, product names, and associated logos.

We also rely on trade secret protection for our confidential and proprietary information. No assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose such technology or that we can meaningfully protect our trade secrets. However, we believe that the substantial costs and resources required to develop technological innovations will help us protect our products.

It is our policy to require our employees, consultants, contractors, or scientific and other advisors, to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. These agreements provide that all inventions related to our business that are conceived by the individual during the course of our relationship shall be our exclusive property. There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for our trade secrets in the event of unauthorized use or disclosure of such information.

Government Regulation

Our operations are subject to numerous federal, state and local laws and regulations in the United States and Canada in areas such as consumer protection, government contracts, trade, labor and employment, tax, licensing and others.

Our current and future operations and research and development activities are or will be subject to various laws and regulations in the countries in which we conduct or plan to conduct our business, including but not limited to the United States, Canada, and the European Union. These laws and regulations govern the research, development, sale and marketing of health care, taxes, labor standards, occupational health and safety, toxic substances, chemical products and materials, waste management and other matters relating to the medical industry. We may require permits, registrations or other authorizations to maintain our operations and to carry out our future research and development activities, and these permits, registrations or authorizations will be subject to revocation, modification and renewal.

Governmental authorities have the power to enforce compliance with lease conditions, regulatory requirements and the provisions of required permits, registrations or other authorizations, and violators may be subject to civil and criminal penalties including fines, injunctions, or both. The failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties, and third parties may have the right to sue to enforce compliance.

We expect to be able to comply with all applicable laws and regulations and do not believe that such compliance will have a material adverse effect on our competitive position. We have obtained and intend to obtain all permits, licenses and approvals required by all applicable regulatory agencies to maintain our current operations and to carry out our future research and development activities. We are not aware of any material violations of permits, licenses or approvals issued with respect to our operations, and we believe that we will continue to comply with all applicable laws and regulations.

Amount Spent on Research and Development the Last Two Fiscal Years

We have not spent any money during each of the last two fiscal years on research and development activities.

Employees and Employment Agreements

Gloria Simov, our director and chief executive officer, will devote 100% of her time to our company.  Each of our other directors and officers is a full-time employee and currently devotes about 50% of their time to our operation. Our officers and directors do not have written employment agreements with us. We presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans; however, we may adopt plans in the future. Except for our stock option plan, which no options have been issued, there are presently no personal benefits available to our officers and directors. Our officers and directors will handle our administrative duties.

On January 1, 2013, LSG South Dakota entered into an employment agreement with Gloria Simov.  Pursuant to this employment agreement, Ms. Simov agreed to act as the president of LSG South Dakota.  As compensation for acting as president, LSG South Dakota agreed to compensate Ms. Simov $30,000 per annum.  The agreement is to terminate on January 1, 2014.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations and, as at June 30, 2013, have incurred a net loss of $150,137 since our inception on November 30, 2012.  Our business operations began in 2010 and have resulted in net losses in each year.  We have generated only nominal revenues since our inception and do not anticipate that we will generate revenues which will be sufficient to sustain our operations in the near future.  Our profitability will require the successful commercialization and sales of our planned products. We may not be able to successfully achieve any of these requirements or ever become profitable.

There is doubt about our ability to continue as a going concern due to recurring losses from operations, accumulated deficit and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the period from November 30, 2012 (inception) to June 30, 2013 with respect to their doubt about our ability to continue as a going concern. As discussed in Note 2 to our financial statements for the period from November 30, 2012 (inception) to June 30, 2013, we have generated operating losses since inception, and the ability of our company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

We could face intense competition, which could result in lower revenues and higher expenditures and could adversely affect our results of operations.

Unless we keep pace with changing technologies and medical procedures and advances, we could lose existing customers and fail to win new customers. In order to compete effectively in the medical and health industries, we must continually design, develop implement and market new and enhanced technologies and strategies. Our future success will depend, in part, upon our ability to address the changing and sophisticated needs of the marketplace.  Stem cell treatments have not achieved widespread commercial acceptance and our strategy of expanding our medical service business could adversely affect our business operations and financial condition.

We face intense competition from numerous businesses that also provide stem cell therapies.  We expect that many of our competitors have longer operating histories, established brands in the marketplace, revenues significantly greater than ours and better access to capital than us.  We expect that these competitors may use their resources to engage in various business activities that could result a reduced demand for our services.  Companies with greater capital and research capabilities could re-formulate existing techniques that could gain wide marketplace acceptance, which could have a depressive effect on our future sales.  In addition, aggressive advertising and promotion by our competitors may require us to compete by lowering prices because we do not have the resources to engage in marketing campaigns against these competitors, and the economic viability of our operations likely would be diminished.

The success of our business will depend upon our ability to create brand awareness.

The market for health treatments by stem cell therapy is already highly competitive.  Our ability to compete effectively and generate revenue will be based upon our ability to create awareness of our services distinct from those of our competitors.  It is imperative that we are able to convey to consumers the efficacy of our services.  However, advertising and marketing of such services will be limited by various regulations.

We are governed by only three persons serving as directors and officers which may lead to faulty corporate governance.

We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently do not have any independent directors.

We must attract and maintain key personnel or our business will fail.

Success depends on the acquisition of key personnel.  We will have to compete with other companies both within and outside the medical and health care industries to recruit and retain competent employees. If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate requiring significant capital to fulfill our contractual obligations (as noted in our audited financial statements), continue development of our planned products to meet market evolution, and execute our business plan, generally.   We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled scientists and professionals and adequate funds in a timely manner.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have not achieved revenues and have limited significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the development stage. Our success is significantly dependent on the successful research and development of our planned products, which cannot be guaranteed. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to complete the research and development of our products and operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

We are affected by certain law and governmental regulations which could affect international operations of our clinics.

While our stem cell service has been approved in certain countries, failure to gain compliance would limit international operations. In addition, future government regulations concerning stem cell issues could have an adverse effect on market acceptance or cause time delays or additional costs to meet requirements.

If our intellectual property is not adequately protected, then we may not be able to compete effectively and we may not be profitable.

Our commercial success may depend, in part, on obtaining and maintaining patent protection, trade secret protection and regulatory protection of our technologies and product candidates as well as successfully defending third-party challenges to such technologies and candidates. We will be able to protect our technologies and product candidates from use by third parties only to the extent that valid and enforceable patents, trade secrets or regulatory protection cover them and we have exclusive rights to use them. The ability of our licensors, collaborators and suppliers to maintain their patent rights against third-party challenges to their validity, scope or enforceability will also play an important role in determining our future.

The patent positions of technology related companies can be highly uncertain and involve complex legal and factual questions that include unresolved principles and issues. No consistent policy regarding the breadth of claims allowed regarding such companies’ patents has emerged to date in the United States, and the patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict with any certainty the range of claims that may be allowed or enforced concerning our patents.

We may also rely on trade secrets to protect our technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we seek to protect confidential information, in part, through confidentiality agreements with our consultants and scientific and other advisors, they may unintentionally or willfully disclose our information to competitors. Enforcing a claim against a third party related to the illegal acquisition and use of trade secrets can be expensive and time consuming, and the outcome is often unpredictable. If we are not able to maintain patent or trade secret protection on our technologies and product candidates, then we may not be able to exclude competitors from developing or marketing competing products, and we may not be able to operate profitability.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation and demands for licenses in our industry regarding patent and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products, production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that we might infringe with our products or other activities, and our competitors or other patent holders may assert that our products and the methods we employ are covered by their patents. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology. If any of our competitor’s copies or otherwise gains access to our proprietary technology or develops similar technologies independently or is able to prove that our technology is not proprietary, we would not be able to compete as effectively.

We also consider our trademarks invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand.  These and any other measures that we may take to protect our intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use.

Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our technology, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and market demands. As a result, our service and technology may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate market demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry or governmental standards.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the Over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although the trading volume of our common shares increased significantly recently, it has historically been sporadically or “thinly-traded” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

If we are listed on the Over-the-Counter Bulletin Board quotation system, our common stock is subject to “penny stock” rules which could negatively impact our liquidity and our shareholders’ ability to sell their shares.

Our common stock is currently quoted on the Over-the-counter Bulletin Board. We must comply with numerous NASDAQ MarketPlace rules in order to maintain the listing of our common stock on the Over-the-counter Bulletin Board. There can be no assurance that we can continue to meet the requirements to maintain the quotation on the Over-the-counter Bulletin Board listing of our common stock. If we are unable to maintain our listing on the Over-the-counter Bulletin Board, the market liquidity of our common stock may be severely limited.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that LSG South Dakota did not incur as a private company prior to the private placement financing and share exchange.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA.  We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.  Consequently, our financial statements may not be comparable to companies that comply with public company effective dates.  Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statement and the related notes for the period from November 30, 2012 (inception) to June 30, 2012 that appear elsewhere in this current report.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” beginning on page 13 of this current report.

Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Cash Requirements

Over the next 12 months we intend to carry on business as a development stage stem cell therapy treatment company.  We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the Next 12 Months

Expense	Amount ($)

Consulting Fees for Research and Development(1)	152,000
Fixed asset purchases	20,000
Management Consulting Fees	30,000
Professional fees(1)	120,000
Rent	18,000
Sales, Travel and Marketing(1)	110,000
Other general administrative expenses(1)	50,000
Total	500,000

(1)
On January 1, 2013, LSG South Dakota entered into an implementation and management agreement with Lexington Management Inc. (“Lexington”).  Pursuant to this agreement, Lexington is to oversee management, administrative and implementations services to LSG South Dakota, such duties will include arranging and monitoring legal and accounting services, developing public relation campaigns and arranging financing.  As compensation to Lexington for its service, LSG South Dakota agreed to pay Lexington $20,000 per month.  Over the next 12 months, Lexington will be paid $240,000 which includes $92,000 for consulting fees for research and development, $26,000 in professional fees, $72,000 for Sales, Travel and Marketing, and $50,000 in general and administrative fees.

We will require funds of approximately $500,000 over the next twelve months to operate our business. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is significant doubt about our ability to continue as a going concern.

As shown in the accompanying financial statements, we have incurred net losses of $150,137 since inception. This condition raises substantial doubt as to our ability to continue as a going concern. In response to these conditions, we may raise additional capital through the sale of equity securities, through an offering of debt securities or through borrowings from financial institutions or individuals. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Results of Operations for the period from November 30, 2012 (inception) to June 30, 2013

The following summary of our results of operations should be read in conjunction with our audited financial statements for the period from November 30, 2012 (inception) to June 30, 2013.

Our operating results for the period from November 30, 2012 (inception) to June 30, 2013 are summarized as follows:

	November 30, 2012 (inception) to June 30, 2013

Revenues	$	Nil
Operating Expenses		$150,137
Net Income (Loss)		$(150,137)

Expenses

Our operating expenses for the period from November 30, 2012 (inception) to June 30, 2013 are outlined in the table below:

November 30, 2012 (inception) to June 30, 2013

General administrative	$5,137
Professional fees	$10,000
Professional fees – related party	$120,000
Executive compensation	$15,000

Equity Compensation

We currently do not have any equity compensation plans or arrangements.

Liquidity and Financial Condition

Working Capital

As of June 30, 2013

Current Assets	$192
Current Liabilities	$139,329
Working Capital (deficit)	$(139,137)

Cash Flows

From November 30, 2013 (inception) to June 30, 2013

Net Cash Used in Operating Activities	$5,137
Net Cash Provided (Used) by Financing Activities	$5,329
Increase (Decrease) in Cash during the Period	$192
Cash and Cash Equivalents, End of Period	$192

As of June 30, 2013, our company had working capital deficit of $139,137, $192 in total current assets and $139,329 in total current liabilities.

We are dependent on funds raised through equity financings and proceeds from shareholder loans. Our net loss of $150,137 from our inception on November 30, 2012 was funded primarily by financing and loans, as well as other capital contributions.

During the period from November 30, 2012 (inception) to June 30, 2013, the net cash that we used in operating activities was $5,137.

For the the period from November 30, 2012 (inception) to June 30, 2013, we received a net amount of $5,329 from financing activities, which consisted entirely of notes payable from a related party.

We will require additional funds to fund our budgeted expenses over the next 12 months. These funds may be raised through, equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.

We anticipate that our expenses over the next 12 months (beginning September 2012) will be approximately $500,000 as described in the table above. These estimates may change significantly depending on the nature of our business activities and our ability to raise capital from our shareholders or other sources.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our technology to market and establish our clinics.

Critical Accounting Policies

We have not commenced significant operations and, in accordance with ASC Topic 915, we are considered a development stage company.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximate fair value.

Revenue recognition

Our company recognizes revenue when consulting and placement services are rendered on the accrual basis of accounting in accordance with generally accepted accounting principles in ASC 605.  Our company does not recognize revenue until all four of the following criteria are met: (1) Persuasive evidence of an arrangement exists, (2) Services have been rendered, (3) The seller’s price to the buyer is fixed and (4) Collectability is reasonably assured.

Advertising costs

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period from November 30, 2012 (Inception) to June 30, 2013.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation

Our company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires our company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. Our company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share

Our company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes

Our company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Our company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of June 30, 2013, our company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on our company.

Our company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

Our company classifies tax-related penalties and net interest as income tax expense. As of June 30, 2013, our company has income tax payable totaling $0.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

Our company has evaluated all the recent accounting pronouncements issued through September 2013 and believes that none of them will have a material effect on our company’s financial statement.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

DESCRIPTION OF PROPERTIES

Our principal executive office is located at 433 North Camden Drive, Suite 400, Beverly Hills, CA 90210. Our phone number is (310) 279-5234.  We pay rent of approximately $200 per month for the use of this space and $1,300 per month for ancillary office space.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of August 26, 2013 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Officers and Directors
Gloria Simov 471 Foster Springs Road Las Vegas, Nevada 89148	Director, President and Chief Executive Officer	Common Stock	12,010,232 and Direct	27.3%
Bojan Didic 1504 Bay Road, Suite 924 Miami, Florida 33139	Director	n/a	Nil	Nil
Sara Ilic Cara Dusana 11A, 11000 Belgrade, RI	Secretary	Common Stock	780,000 and Direct	1.8%
All officers and directors as a group		Common stock, $0.001 par value	12,790,232	29.1%

5%+ Security Holders
Gloria Simov 471 Foster Springs Road Las Vegas, Nevada 89148	Director, President and Chief Executive Officer	Common Stock	12,010,232 and Direct	27.3%
Nathan Merry 824 Lausanne Daly City, California 9414	None.	Common Stock	12,010,232 and Direct	27.3%
Prince Marketing Group Limited 60 Market Square Belize City, Belize	None.	Common Stock	2,402,036 and Direct	5.5%

All 5%+ Security Holders		Common stock, $0.001 par value	26,422,500	60%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	Based on 44,037,500 shares issued and outstanding as of October 8, 2013.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position

Gloria Simov(1)	27	Director, President and Chief Executive Officer
Bojan Didic(2)	33	Director and Treasurer
Sara Ilic(3)	27	Secretary

(1)	Gloria Simov was elected as Director President and Chief Executive Officer on August 26, 2013.
(2)	Bojan Didic was elected as Director and Treasurer on July 5, 2012.
(3)	Sara Ilic was elected as Secretary on March 15, 2013.

Our directors will serve in that capacity until our next annual shareholder meeting or until his successor is elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Executive Management

Our executive management team represents a significant depth of experience in the medical industry, public company management, marketing, and domestic and international business development. The team represents a cross-disciplinary approach to management and business development.

Gloria Simov, Director, President and Chief Executive Officer

Effective August 26, 2013, Gloria Simov was appointed a director, president and chief executive officer of our company.

Over the last five years Gloria Simov has accumulated experience in many facets of the medical industry. She has knowledge of the external environment, trends, and a functional knowledge and competence in the clinical fields of medical, dental, dermatology, and plastic surgery.

Since November 30, 2012, Ms. Simov has served as director, President and CEO of Life Stem South Dakota, a company involved in providing stem cell therapy treatment. As well as carrying out her executive functions, Ms. Simov is responsible for development and management of affiliate doctor and clinic programs, recruiting partnerships and building a strategic direction for Life Stem Genetics, Inc.

Born in Rome, Italy, and growing up in Southern California, Ms. Simov has an extensive international professional network.

Bojan Didic, Director and Treasurer

Mr. Didic has served as our Presdient, Secretary, Treasurer and a director since its formation. Effective August 26, 2013, Bojan Didic resigned as President and Chief Executive Officer of our company. Since 2008, Mr. Didic has worked as an assistant restaurant manager in Mr. Chow Restaurant in Miami Beach, Florida. Prior thereto from 2007 to 2008, Mr. Didic worked as a sommelier and wine expert at Mr. Chow restaurant in Tribeca in New York City. . Mr. Didic received a three year education from the College of Hotel Management in Belgrade, Serbia. In 2003, the Association of Professional Hoteliers 7 STARS issued a certificate to Bojan Didic for successful completion of the program in Food & Beverage Technology Service, Gastronomy & Cuisine and Wine Technology. Mr. Didic was selected to serve as director of our company based on his education and experience in the food and restaurant business.

Mr. Didic is not a director in any other U.S. reporting companies nor has he been affiliated with any company that has filed for bankruptcy within the last ten years. The Company is not aware of any proceedings to which any of the Company's officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company's subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Sara Ilic, Secretary

Sara Ilic attended a school of economics, department of economics, low and administration and obtained title of economic technician in 2005.  From 2007 to 2011 studied iconography on Academy of arts and conservatory in Belgrade, Serbia, and obtained higher education degree with academic title Graduated Iconographer. During the same period attended courses of higher-level English and German at the Institute of foreign languages, Belgrade. From 2009 to 2010 worked as illustrator for the magazine “Zvonce” (Publisher: Patriarchate of Serbia). In 2010, Ms. Ilic held a job as administrator in an agency of layout and calligraphy design. From 2011 to 2013 worked as customer care representative with main activities to provide support with customer queries and other related tasks including outbound telemarketing calls.

Our company believes that all of our directors’ respective educational background, operational and business experience give them the qualifications and skills necessary to serve as directors and officers, respectively, of our company. Our board of directors now consists solely of Ms. Simov and Mr. Didic.

Significant Employees

Other than the foregoing named officers and directors, we have one full-time employee whose services are materially significant to our business and operations who are employed by LSG South Dakota.

On January 1, 2013, LSG South Dakota entered into an employment agreement with Gloria Simov.  Pursuant to this employment agreement, Ms. Simov agreed to act as the president of LSG South Dakota.  As compensation for acting as president, LSG South Dakota agreed to compensate Ms. Simov $30,000 per annum.  The agreement is to terminate on January 1, 2014.

Family Relationships

There are no family relationships between any of our directors and officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by the members of our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Year of Our Company Ended July 31, 2013 and the period from July 5, 2012 (inception) to July 31, 2012

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Bojan Didic Director and Treasurer(1)	2013 2012	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Gloria Simov, Director President and Chief Executive Officer(2)	2013	Nil	Nil	Nil	Nil	Nil	Nil

(1)
Bojan Didic served as President, Treasurer and Chief Financial Officer of our company since inception on July 5, 2012.  On August 26, 2013, Mr. Didic resigned as President and Chief Executive Officer of our company.

(2)	Gloria Simov served as President and Chief Executive Officer of our company on August 26, 2013.

Summary Compensation Table — Period of LSG South Dakota from November 30, 2012 (inception) to June 30, 2013

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Gloria Simov, Director, President and Chief Executive Officer(1)	2013	15,000	Nil	Nil	Nil	Nil	15,000
Heather Sharpe, Director, Vice President and Secretary(2)	2013	n/a	n/a	n/a	n/a	n/a	n/a

(1)	Gloria Simov served as Chief Executive Officer of LSG South Dakota since November 30, 2012.
(2)	Heather Sharpe served as Vice President and Secretary of LSG South Dakota since August 1, 2013.

Summary of Employment Agreements and Material Terms

We have not entered into any agreements with our directors and officers.

Outstanding Equity Awards at Fiscal Year End

For the year ended June 30, 2013, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for their respective services as a director during the year ended July 31, 2013 for our company and the period from November 30, 2012 (inception) to June 30, 2013 for LSG South Dakota.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons of Our Company

The following includes a summary of transactions since inception on July 5, 2012, or any currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On July 16, 2012, we issued a total of 4,000,000 shares of restricted common stock to Bojan Didic, our sole officer and director in consideration of $4,000.

On August 7, 2012, we signed a rental agreement with Slavko Didic to rent the premises located at Save Jovsica 9E, Zvezdara 11000 in Belgrade, Serbia. On November 15, 2012, the rental agreement was amended to provide for a suspension of monthly rent payments of $1,000 until we raise funds sufficient to begin operations.  Slavko Didic, is the father of Bojan Didic, one of our officers and directors.  This agreement provided for an $1,000 security deposit. The agreement may be terminated by either party giving to the other at least a 30-day prior written notice. This agreement was terminated by us with 30-days written notice before we raised funds sufficient to begin our operations.

Further, as of January 28, 2013, we owed Mr. Bojan Didic $9,500 for funds advanced to us as of such date. This loan was unsecured and due on demand.  There was no due date for the repayment of the funds advanced by Mr. Didic. The obligation to Mr. Didic did not bear interest. Effective July 16, 2013, Mr. Didic forgave the entire loan of $9,500.

On September 20, 2013, in conjunction with the closing of our share exchange with LSG, we issued an aggregate of 12,010,232 shares of our common stock to one of our directors and officers, Gloria Simov.

Further, pursuant to the share exchange agreement, our company is required to provide a financing of $500,000 that shall close no later than 60 days from the Closing Date and on mutually agreeable terms by the parties.

Our company has not had any other transaction since the fiscal year ended July 31, 2013 and the period from July 5, 2012 (inception) to July 31, 2012, or any currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Transactions with Related Persons of LSG South Dakota

The following includes a summary of transactions since November 30, 2012 (inception) to June 30, 2013, or any currently proposed transaction, in which LSG South Dakota was or is to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Our company has the following notes payable – related party:

June 30, 2013

Notes payable to Peter Merry, who is the father of Nathan Merry who was a shareholder of LSG South Dakota, due upon demand with 0% interest.	$713
Notes payable to Gloria Simov, one of our directors and officers, who was an officer, a director and a shareholder of LSG South Dakota, due upon demand with 0% interest.	3,616
Total notes payable to related parties	$4,329

On January 1, 2013, LSG South Dakota entered into an implementation and management agreement with Lexington Management Inc. (“Lexington”).  Pursuant to this agreement, Lexington is to oversee management, administrative and implementations services to LSG South Dakota, such duties will include arranging and monitoring legal and accounting services, developing public relation campaigns and arranging financing.  As compensation to Lexington for its service, LSG South Dakota agreed to pay Lexington $20,000 per month and a management fee of 15% of all revenue generated from the stem cell therapy program.

Lexington is controlled by Rob Levell who is married to Gloria Simov.  Rob Levell is an entrepreneur who resides in Las Vegas, Nevada. Mr. Levell is an investment banker, starting as a stockbroker in 1991, with vast experience working in the investment and financial industry. Mr. Levell has business connections throughout North America, particularly in Western USA.  Prior to taking up residence in Las Vegas, he resided in Los Angeles.

LSG South Dakota has not had any other transaction since November 30, 2012 (inception) to June 30, 2013, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Corporate Governance

We currently act with two directors, consisting of Gloria Simov and Bojan Didic.

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business.  Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on the OTC Bulletin Board under the trading symbol “MIDYD”.  The “D” will be placed on our ticker symbol for 20 business days from September 20, 2013 and then our stock symbol will change from “MIDYD” to “LIFS” to better reflect the new name of our company.  We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

There has been one day, September 12, 2013, of active trading of our securities.  Both the high and low bid price of our securities on September 12, 2013 on the OTC Bulletin Board was $2.00.

Holders

As of October 8, 2013, we have 32 shareholders of record.  This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

We did not issue any securities under any equity compensation plan as of October 8, 2013.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth below in Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 250,000,000 shares of common stock, par value of $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, rateably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of our company’s common stock nor the holders of our company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our company’s board of directors or for a third party to obtain control of our company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent and Registrar

Our independent stock transfer agent is Globex Transfer, LLC.  Their mailing address is 780 Deltona Blvd., Suite 202, Deltona, FL 32725.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of our company will be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the unlawful payment of dividends. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we may have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 20, 2013, we issued 26,422,500 shares of our common stock to three shareholders of LSG South Dakota as part of the closing of the share exchange agreement in exchange for all of the issued and outstanding shares of LSG South Dakota.  The number of our shares issued to the LSG South Dakota shareholders was determined based on an arms-length negotiation.

These securities issued to the three shareholders of LSG South Dakota pursuant to Rule 506 of Regulation D of the Securities Act of 1933 on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective August 26, 2013, Bojan Didic resigned as President and Chief Executive Officer of our company. Concurrently, Gloria Simov was appointed a Director, President and Chief Executive Officer of our company.

Our company believes that all of our directors’ respective educational background, operational and business experience give them the qualifications and skills necessary to serve as director and officers, respectively, of our company. Our board of directors now consists solely of Ms. Simov and Mr. Didic.

For certain biographical and other information regarding the newly appointed officer and director, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the share exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are:

•	Audited financial statements of LSG South Dakota for the period from November 30, 2012 (inception) to June 30, 2013.

•	Pro-forma consolidated financial statements.

(d) Exhibits

Exhibit No.	Description

2.1
Share Exchange Agreement among Life Stem Genetics Inc. (formerly “Miami Days Corp.”), Life Stem Genetics, Inc. and the Shareholders of Life Stem Genetics, Inc. dated August 30, 2013 (incorporated by reference to our Current Report on Form 8-K filed on September 3, 2013).

2.2	Amending Agreement among Life Stem Genetics Inc. (formerly “Miami Days Corp.”), Life Stem Genetics, Inc. and the Shareholders of Life Stem Genetics, Inc. dated September 19, 2013.
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on September 11, 2012).
3.2
Certificate of Amendment filed on September 17, 2013 with the Nevada Secretary of State with an effective date of September 18, 2013 (incorporated by reference to our Current Report on Form 8-K filed on September 20, 2013).

3.3	Articles of Merger (incorporated by reference to our Current Report on Form 8-K filed on June 28, 2013).
3.4	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on September 11, 2012).
10.1	Consulting Agreement between Life Stem Genetics, Inc. and James Vanden Bosch dated December 18, 2012.
10.2	Amending Consulting Agreement between Life Stem Genetics, Inc. and James Vanden Bosch dated February 8, 2013.
10.3	Amending Consulting Agreement between Life Stem Genetics, Inc. and James Vanden Bosch dated September 10, 2013.
10.4	Employment Agreement between Life Stem Genetics, Inc. and Gloria Simov dated January 1, 2013.
10.5	Facilitation Agreement between Life Stem Genetics, Inc. and Prince Marketing Group Limited dated March 13, 2013.
10.6	Implementation and Management Agreement between Life Stem Genetics, Inc. and Lexington Management Inc., dated for reference January 1, 2013.
21	List of Subsidiaries: Life Stem Genetics, Inc., a State of South Dakota corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2013

LIFE STEM GENETICS INC.

By: /s/ Gloria Simov
Gloria Simov
President, Chief Executive Officer and Director

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Life Stem Genetics, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Life Stem Genetics, Inc. (A Development Stage Company) as of June 30, 2013, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period since inception on November 30, 2012 through June 30, 2013. Life Stem Genetics, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Stem Genetics, Inc. (A Development Stage Company) as of June 30, 2013, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period since inception on November 30, 2012 through June 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues, has negative working capital at June 30, 2013, has incurred losses and negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
September 16, 2013

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

LIFE STEM GENETICS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(audited)

June 30, 2013

ASSETS

Current assets:
Cash	$192
Total current assets	192

Total assets	$192

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable - related party	$120,000
Accrued executive compensation - related party	15,000
Notes payable - related party	4,329
Total current liabilities	139,329

Total liabilities	139,329

Stockholders' equity:
Common stock, no par value, unlimited shares
authorized, 1,100,000 shares issued and outstanding	11,000
Retained earnings	(150,137)
Total stockholders' equity	(139,137)

Total liabilities and stockholders' equity	$192

See Accompanying Notes to Financial Statements.

LIFE STEM GENETICS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(audited)

November 30, 2012
(Inception) to
June 30, 2013

Revenue	$-

Operating expenses:
General and administrative	5,137
Professional fees	10,000
Professional fees - related party	120,000
Executive compensation - related party	15,000
Total operating expenses	150,137

Loss before provision for income taxes	(150,137)

Provision for income taxes	-

Net (loss)	$(150,137)

Weighted average number of common shares outstanding - basic and fully diluted	741,784

(Loss) per share - basic and fully diluted	$(0.20)

See Accompanying Notes to Financial Statements.

LIFE STEM GENETICS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
(audited)

				Total
	Common Shares		Retained	Stockholders'
	Shares	Amount	Earnings	Equity
November 30, 2012
Beginning balance	-	$-	$-	$-

December 1, 2012
Issued for cash at PPS of $1	1	1	-	1

February 4, 2013
Cancelled at PPS of $1	(1)	(1)	-	(1)

February 4, 2013
Issued for debt at PPS of $0.001	1,000,000	1,000	-	1,000

March 13, 2013
Issued for services at PPS of $0.10	100,000	10,000	-	10,000

Net (loss)	-	-	(150,137)	(150,137)

Balance, June 30, 2013	1,100,000	$11,000	$(150,137)	$(139,137)

See Accompanying Notes to Financial Statements.

LIFE STEM GENETICS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(audited)

November 30, 2012
(Inception) to
June 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(150,137)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Shares issued for services	10,000
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable - related party	120,000
Increase (decrease) in accrued executive compensation - related party	15,000

Net cash provided (used) in operating activities	(5,137)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	8,287
Repayments for notes payable - related party	(2,958)

Net cash (used) by financing activities	5,329

NET CHANGE IN CASH	192

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$192

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued for debt	$1,000
Shares issued for services	$10,000

See Accompanying Notes to Financial Statements.

LIFE STEM GENETICS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on November 30, 2012 (Date of Inception) under the laws of the State of South Dakota, as Life Stem Genetics, Inc.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company is establishing a series of Stem Cell therapy based clinics around the world.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximate fair value.

Revenue recognition
The Company recognizes revenue when consulting and placement services are rendered on the accrual basis of accounting in accordance with generally accepted accounting principles in ASC 605.  The Company does not recognize revenue until all four of the following criteria are met: (1) Persuasive evidence of an arrangement exists, (2) Services have been rendered, (3) The seller’s price to the buyer is fixed and (4) Collectability is reasonably assured.

Advertising costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period from November 30, 2012 (Inception) to June 30, 2013.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

LIFE STEM GENETICS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments (continued)
Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of June 30, 2013, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

LIFE STEM GENETICS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes (continued)
The Company classifies tax-related penalties and net interest as income tax expense. As of June 30, 2013, the Company has income tax payable totaling $0.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements
The Company has evaluated all the recent accounting pronouncements issued through September 2013 and believes that none of them will have a material effect on the company’s financial statement.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. During the period from November 30, 2012 (inception) to June 30, 2013, the Company did not generate any revenue and had a net loss of $150,137.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – NOTES PAYABLE – RELATED PARTY

The Company has the following notes payable – related party:

June 30, 2013

Notes payable with a person related to a shareholder of the Company, due upon demand, 0% interest	$713
Notes payable with an individual who is the sole officer and director, and a shareholder of the Company, due upon demand, 0% interest	3,616
Total notes payable – related party	$4,329

NOTE 4 – INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.  Significant components of our deferred tax liabilities and assets as of June 30, 2013 are as follows:

LIFE STEM GENETICS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

June 30, 2013
Deferred tax assets:
Net operating loss carryforwards	$-
Net operating income (loss)	(150,137)
(150,137)
Permanent differences: Meals and entertainment	621
Timing differences	-
Taxable income (loss)	(149,516)
Income tax rate	15%
Income tax expense	$-

Deferred tax asset/liability	22,427
Less valuation allowance	(22,427)
Net deferred tax asset/liability	$-

The Company has not filed federal income tax returns and is uncertain to the amount of the income tax liability for 2013, if any.  The Company has recorded a provision for income taxes of $0 which adjusts the estimated income tax payable to $0 as of June 30, 2013.  The Company plans to use its net losses for 2013 against the net income in the prior years.

Reconciliations of the U.S. federal statutory rate to the actual tax rate follows for the period from November 30, 2012 (inception) to June 30, 2013 are as follows:

June 30, 2013

U.S. federal statutory income tax rate	15.0%
State tax – net of federal benefit	0.0%
Effective tax rate	15.0%

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue unlimited number of shares of its no par value common stock.

Common Stock
On December 1, 2012, the Company issued 1 share of common stock for cash of $1.  On February 4, 2013, the shares were cancelled.

On February 4, 2013, the Company issued 1,000,000 shares of common stock for debt totaling $1,000.

On March 13, 2013, the Company issued 100,000 shares of common stock for services valued at $10,000.

NOTE 6 – WARRANTS AND OPTIONS

As of June 30, 2013, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 7 – MATERIAL AGREEMENTS

On March 13, 2013, the Company executed a facilitation agreement with Prince Marketing Group, Limited (“Prince”).  The Company issued 100,000 shares of common valued at $10,000 in exchange for Prince to create and establish stem cell therapy clinics.  The Company agreed to pay Prince a quarterly royalty equal to 3% of the gross revenue from stem cell therapy treatments.  The royalty payments shall continue for 90 years commencing on April 1, 2013.

LIFE STEM GENETICS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 8 – RELATED PARTY TRANSACTIONS

Office space and services are provided without charge by the officers and directors of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

On January 1, 2013, the Company executed a one year employment agreement with Gloria Simov for the role of President of the Company.  The annual compensation is $30,000 due monthly.  As of June 30, 2013, the Company recorded accrued executive compensation of $15,000.

On January 1, 2013, the Company executed an implementation and management agreement with Lexington Management, Inc. (“Lexington”) for a period of five years.  The consulting fees are $20,000 per month.  As of June 30, 2013, the Company recorded consulting fees of $120,000.  The sole shareholder of Lexington is married to the President of the Company.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements are issued and there are no material subsequent events to disclose, except as disclosed below.

On July 16, 2013, the Company received a loan of $25,000 from the spouse of the President of the Company.  The loan bears interest at 10% per annum and is due upon demand.

On August 30, 2013, the Company executed a Share Exchange Agreement between the Company, the shareholders of the Company and Life Stem Genetics (formerly “Miami Days Corp”) (“LSG”) whereby if completed LSG will acquire 100% ownership of the Company.  The closing is set for September 20, 2013 and is dependent on approval of certain things including the Company’s audited financial statements.

On September 10, 2013, the Company executed a second amendment to a consulting agreement originally dated December 18, 2012 with James Vanden Bosch for a period of one year.  The consulting fees are $5,000 per month and a signing bonus of $5,000.  The amendment postponed the start date of consulting agreement to December 1, 2013 or if the Company receives project funding prior to that date, then at an earlier date to be agreed upon by the parties.

Life Stem Genetics, Inc.
Pro-Forma Consolidated Balance Sheet
(unaudited)

	Life Stem Genetics, Inc.	Life Stem Genetics, Inc.
	(NV Corp)	(South Dakota Corp.)	Pro-Forma		Pro-Forma
	July 31, 2013	June 30, 2013	Adjustments		Consolidated
ASSETS
Current assets:
Cash	$105	$192			$297
Total current assets	105	192	-		297
Fixed assets	300	-			300
Total assets	$405	$192	$-		$597

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable - related party	$-	$120,000	$-		$120,000
Accrued executive compensation - related party	-	15,000	-		15,000
Notes payable - related party	21,925	4,329	-		26,254
Total current liabilities	21,925	139,329	-		161,254

Stockholders' equity:
Common stock	69,615	11,000	(36,577)	(2)	44,038
Additional paid in capital	(52,065)	-	(2,493)	(1)(2)	(54,558)
Retained earnings	(39,070)	(150,137)	39,070	(1)	(150,137)
Total stockholders' equity	(21,520)	(139,137)	-		(160,657)

Total liabilities and stockholders' equity	$405	$192	$-		$597

Life Stem Genetics, Inc.
Pro-Forma Consolidated Statement of Operations
(unaudited)

	Life Stem Genetics, Inc.	Life Stem Genetics, Inc.
	(NV Corp)	(South Dakota Corp.)
	For the year ended	For the year ended	Pro-Forma		Pro-Forma
	July 31, 2013	June 30, 2013	Adjustments		Consolidated

Revenue	$-	$-	$-		$-

Operating expenses:
General and administrative	3,481	5,137	(3,481)	(1)	5,137
Professional fees	35,264	10,000	(35,264)	(1)	10,000
Professional fees - related party	-	120,000			120,000
Executive compensation - related party	-	15,000			15,000
Total expenses	38,745	150,137	(38,745)		150,137

Loss before provision for income taxes	(38,745)	(150,137)	38,745		(150,137)

Provision for income taxes	-	-	-		-

Net (loss)	$(38,745)	$(150,137)	$38,745		$(150,137)

LIFE STEM GENETICS, INC. (NEVADA CORPORATION) AND LIFE STEM GENETICS, INC. (SOUTH DAKOTA CORPORATION)
NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On September 20, 2013, Life Stem Genetics, Inc., a Nevada Corporation, (“LSGNV”) acquired 100% of Life Stem Genetics, Inc., a South Dakota Corporation, (“LSGSD”) in exchange for a total of 26,422,500 restricted shares of LSGNV’s common stock.

Upon the closing of the share exchange with LSGNV and LSGSD, there will be a change in control and a change in the business of LSGNV.  The acquisition will be treated as a reverse merger and will be recorded as a recapitalization.

The unaudited pro-forma condensed consolidated financial statements have been developed from the unaudited records of LSGNV as of July 31, 2013 and the year then ended and the audited records of LSGSD as of June 30, 2013 and the year then ended.

The unaudited pro-forma condensed consolidated balance sheet is based upon the historical financial statements of LSGNV and LSGSD.  The unaudited pro-forma condensed consolidated balance sheet is presented as if the reverse merger acquisition had occurred at the beginning of the period.

The unaudited pro-forma condensed consolidated statement of operations is based upon the historical financial statements of LSGNV and LSGSD, after giving effect to the reverse merger acquisition.  The unaudited pro-forma condensed consolidated statement of operations is presented as if the acquisition had occurred at the beginning of the period.

2. PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited condensed consolidated financial statements are as follows:

(1)	Net effect of the elimination of all of the assets, liabilities and operations of LSGNV.

(2)	Recapitalization due to reverse merger of LSGNV and LSGSD.

LIFE STEM GENETICS, INC. (NEVADA CORPORATION) AND LIFE STEM GENETICS, INC. (SOUTH DAKOTA CORPORATION)
NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. STOCKHOLDERS’ EQUITY

LSGNV is authorized to issue 250,000,000 shares of its $0.001 par value common stock.

On September 16, 2013, LSGNV effected a 13 for 1 forward stock split.

Upon closing of the reverse merger acquisition, the Company had 96,037,500 shares of common stock issued and outstanding.  The pro-forma condensed consolidated balance sheet is presented as if the reverse merger acquisition had occurred at the beginning of the period.